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Exhibit Three

SIDA BIOTECHOLOGY (XIAN) CO., LTD. – CHARTER DOCUMENTS

华人民共和国台港澳侨投资企业

批准证书

ERTIFICATE OF APPROVAL

OR ESTABLISHMENT OF ENTERPRISES WITH
NVESTMENT OF TAIWAN, HONGKONG, MACAO AND
VERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

准 号)VAL NUMBER	商外资 西府商外 字[2007] 0021 号
口企业代码 FOR IMPORT AND T ENTERPRISE	6101663155070
准 日 期 OF APPROVAL	二00七 年 YEAR 七 月 MONTH 三 日 DAY
证 日 期 OF ISSUE	二00七 年 YEAR 七 月 MONTH 三 日 DAY
证 序 号	6101002510

企业名称 NAME OF ENTERPRISE	中文 CHINESE	思达生物技术（西安）有限公司	
	英文 ENGLISH		
企业地址 ADDRESS	西安市高新区沣惠南路2号杰座广场10601室		
企业类型 TYPE OF BUSINESS	外资企业	经营年限 DURATION OF OPERATION	贰拾年
投资总额 TOTAL INVESTMENT	伍佰万美元		
注册资本 REGISTERED CAPITAL	伍佰万美元		
经营范围 BUSINESS SCOPE	生物技术产品的研发、生产和销售；生物技术的咨询和转让。		

投资者名称（中、英文） NAME OF INVESTORS (IN CHINESE AND ENGLISH)	注册地 PLACE OF REGISTRATION	出资额 CAPITAL CONTRIBUTION
安雅国际有限公司	香港	出资500万美元

Unofficial Translation

CERTIFICATE OF APPROVAL
FOR ESTAVLISHMENT OF ENTERPRISES WITH FOREIGN INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

APPROVAL NUMBER: Shangwaizi Xi Fu Gao Wai Zi No. [2007] 0021

CODE FOR IMPORT AND EXPORT ENTERPRISE 6101663155070

DATE OF APPROVAL: July 3, 2007

DATE OF ISSUE: July 3, 2007

(Seal of Xi'an City Government)

SERIAL NUMBER OF ISSUE 6101002510

NAME OF ENTERPRISE	CHINESE	Sida Biotechnology (Xian) Co., Ltd	
	ENGLISH		
ADDRESS	Suite 10601, Jie Zuo Plaza, No.2 Feng Hui Nan Road, Xian Hi-tech District, Xian, China		
TYPE OF BUSINESS	SINO-FOREIGN JOINT VENTURE ENTERPRISE	DURATION OF OPERATION	20 years
TOTAL INVESTMENT	US dollars 5,000,000		
REGISTERED CAPITAL	US dollars 5,000,000		
BUSINESS SCOPE	Development of bio-technical products, production and sale of self-manufactured products; consultation and transfer of the bio-technologies.		
NAME OF INVESTORS ON CHINESE AND ENGLISH	PLACE OF REGISTRATION	CAPITAL CONTRIBUTION	
Fortunate Time International Limited	Hong Kong	US dollars 5,000,000	

编号：№ 0170586

企业法人
营业执照

注册号：企独陕西安总字第002514号

成立日期：二〇〇七年七月十日

登记机关 西安市工商行政管理局

~~[illegible]该期限届满前应办理变更实收资本登记~~

二〇〇七年 八 月 日

名称 思达生物技术（西安）有限公司

住所 西安市高新区沣惠南路2号杰座广场10601室

法定代表人 温伟

注册资本 500.00万美元

实收资本 200.00万美元

公司类型 有限责任公司（台港澳法人独资）

经营范围 生物技术产品的研发，生产和销售本公司自产产品（不含食品药品）；生物技术的咨询和转让。（以上经营涉及国家专项审批从其规定）

股东（发起人） 安雅国际有限公司

营业期限 自 2007年07月10日 至 2027年07月09日

Unofficial Translation

ENTERPRISE LEGAL PERSON BUSINESS LICENSE

Registration Number: Qi Du Shaan Xi'an Zong Zi No. 002514

Date of Incorporation: July 10, 2007

Registration Authority: Xi'an City Administration for Industry and Commerce (Seal)

August 2007

No. 0170586

Name: Sida Biotechnology (Xian) Co., Ltd

Address: Suite 10601, Jie Zuo Plaza, No.2 Feng Hui Nan Road, Xian Hi-tech District, Xian, China.

Name of Legal Representative: WEN Wei

Registered Capital: US dollars 5,000,000

Paid up Capital: US dollars 2,000,000

Type of Enterprise: -Limited Liability Company (wholly owned by Taiwan, Hong Kong and Macao Corporation)

Business Scope: Development of bio-technical products, production and sale of self-manufactured products (foods and medicine exclusive); consultation and transfer of the bio-technologies. (if any business requires special government approval, operate business in compliance with law).

Shareholder(Sponsor): Fortunate Time International Limited

The Duration of Business: From July 10, 2007

To July 9, 2027